SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2004

BOSTON LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (617) 425-0200

Item 5. Other Events

On March 12, 2004, Boston Life Sciences, Inc. announced that a lawsuit recently filed by Robert L. Gipson, Thomas A. Boucher, and Ingalls & Snyder against BLSI and its directors, which challenged the Company’s recent Series E Preferred Stock financing, had been dismissed in the Delaware Court of Chancery. Boston Life Sciences had recently asked the court to dismiss the lawsuit because it lacked any factual basis and ignored fundamental principles of law. Instead of responding, the plaintiffs moved to dismiss their own lawsuit without prejudice on March 9, 2004, just three days before the deadline to explain to the court why their claim was legitimate. The Delaware Court of Chancery immediately granted the motion and dismissed the case.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

99.1	Press Release issued by the Company on March 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES INC.

Date: March 12, 2004	By:	/s/ Joseph Hernon
	Name:	Joseph Hernon
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

The following designated exhibits are incorporated by reference or filed with this report, as indicated:

99.1	Press Release issued by the Company on March 12, 2004.